Exhibit 99.1

TransAtlantic Petroleum Announces Delay in Filing Annual Report on Form 10-K and Participation in the 28th Annual Roth Conference

Hamilton, Bermuda (March 11, 2016) – TransAtlantic Petroleum Ltd. (NYSE-MKT: TAT) (TSX: TNP) (the “Company” or “TransAtlantic”) today announces the Company’s intent to file a Form 12b-25 to provide an additional fifteen days to file its Annual Report on Form 10-K for the twelve months ended December 31, 2015 (the “Form 10-K”).

The Company will be unable to file its Form 10-K within the prescribed time period without unreasonable effort and expense.  Due to the steep decline in oil prices during 2015, the classification of the Company’s Albanian segment as discontinued operations and the Company’s ongoing processes to sell assets and restructure its debt, the Company requires additional time to complete its 2015 financial statements, specifically as it relates to the Company’s Albanian segment. In addition, the Company is in the process of finalizing its deferred income tax calculation and the impact on the consolidated financial statements. The Company is also completing its evaluation of internal control over financial reporting.

Due to the precipitous decline in Brent crude oil prices during 2015, the borrowing base under the Company’s senior credit facility (the “Senior Credit Facility”) with BNP Paribas (Suisse) SA (“BNP Paribas”) and the International Finance Corporation (“IFC”) was decreased to $16.6 million effective December 30, 2015. The decline in the borrowing base resulted in a $15.5 million borrowing base deficiency under the Senior Credit Facility as of December 31, 2015.  As of December 31, 2015, the Company had $32.1 million outstanding under the Senior Credit Facility and no availability.

On December 30, 2015, the Company entered into a waiver with the lenders under the Senior Credit Facility with respect to certain defaults that existed as of December 30, 2015, including, among other things, the borrowing base deficiency which the waiver requires to be repaid by March 31, 2016.

The Company expects to seek a waiver or extension from its lenders of the requirement to repay the borrowing base deficiency.  There is no assurance that the Company will be able to obtain the waiver or an extension of the requirement to repay the borrowing base deficiency.

If the Company is unable to repay the borrowing base deficiency or obtain a waiver or extension by March 31, 2016, the Company will be in default under the Senior Credit Facility and cross-default under its outstanding convertible notes.  If the Company is in default under the Senior Credit Facility, the lenders could declare all outstanding principal and interest to be immediately due and payable.

In addition, due to the substantial drop in oil prices, the amount and maturity dates of its current debt obligations, uncertainty regarding the availability of alternative financing, uncertainty regarding the Company’s asset sale processes and its ongoing debt restructuring process, as well as other potential factors not within the Company’s control, the Company expects that its auditor’s opinion to be issued in connection with the Company’s 2015 financial statements will include a going concern explanatory paragraph.

The Company intends to file its Form 10-K within the 15-day extension period afforded by Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

Preliminary Financial Results

The Company anticipates that its Form 10-K will contain results of operations that reflect a significant change from the year ended December 31, 2014.  The Company is unable to quantify the amount of its 2015 net loss at this time because it is still evaluating its deferred income tax accounting and consideration of its asset impairment analysis as it relates to the Company’s Albanian segment for 2015, each of which will affect the Company’s 2015 net loss.  In 2015, the Company expects to report a net loss from continuing operations of $20 million to $30 million and a net loss from discontinued operations of $70 million to $80 million primarily due to the impairment of its Albanian segment.  The Company generated approximately $85.1 million of revenue in 2015 as compared to $138.8 million of revenue in 2014.

Participation in the 28th Annual Roth Conference

On March 14, 2016, the Company will present at the 28th Annual Roth Conference. A copy of the slides to be presented at the conference is attached as an exhibit to the Company’s Form 8-K filed on March 11, 2016, and a copy of such presentation will be posted to the Company’s website www.transatlanticpetroleum.com.

About TransAtlantic Petroleum Ltd.

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the Company’s preliminary financial results for the year ended December 31, 2015, the Company’s ability to file its Form 10-K within the 15-day extension period, planned asset sales, liquidity concerns and ability to continue as a going concern, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, adjustments resulting from the completion by the Company of its review of the Company’s financial statements for the year ended December 31, 2015, unexpected delays which the Company may incur in connection with the preparation of the Form 10-K, uncertainty regarding the Company’s ability to sell assets, repay its borrowing base deficiency or continue as a going concern; the Company’s ability to access sufficient capital, market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in our filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Contact:

Wil Saqueton

Chief Financial Officer

(214) 265-4743

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

(214) 220-4323